UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2003

Magellan Health Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Columbia Gateway Drive Suite 400 Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure.

On March 26, 2003, Magellan Health Services, Inc. (“Magellan” or the “Company”) and certain of its U.S. subsidiaries (collectively, the “Debtors”) filed a First Amended Joint Plan of Reorganization (the “Amended Plan”) and a related Disclosure Statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of New York (the “Court”).

A copy of the Amended Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and Exhibit 99.2, respectively.

Item 7.    Financial Statements and Exhibits.

(a)           Financial Statements of business acquired:     Not applicable

(b)           Pro forma financial information:     Not applicable

(c)           Exhibits:

Exhibit No.	Description of Exhibit

99.1	Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

99.2	Disclosure Statement for the Debtors’ First Amended Joint Plan of Reorganization.

Certain of the statements made in this release including the success of any restructuring constitute forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: the ability of the Company to obtain the consent of the Court for the transactions referred to above, service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care and other factors.  Any forward looking statements made in this release are also qualified in their entirety by these risks and the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Annual Report on Form 10-K/A for the year ended September 30, 2002 filed with the Securities and Exchange Commission on January 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio
Mark S. Demilio
Executive Vice President and
Chief Financial Officer

Date:  March 27, 2003